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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 15, 1997



                               The Future Fund
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            (Exact name of Registrant as Specified in its Charter)




      Illinois                   0-9202                        36-3033727
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(State or Other                  (Commission                I.R.S. Employer
 Jurisdiction                    File Number)               Identification No.)
 of Incorporation)


Registrant's telephone number, including area code:  (312) 663-7500


                               Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)







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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     On January 15, 1997, Heinold Asset Management, Inc., the general partner of The Future Fund (the "Partnership"), upon the recommendation of management and the approval of its Board of Directors, dismissed Deloitte & Touche LLP and engaged Ernst & Young LLP as the principal accountants of the Partnership for the year ended October 31, 1997.

     The report of Deloitte & Touche LLP on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, accounting principles or any other matter.

     In connection with the audit of the Statement of Financial Condition for the fiscal years ended October 31, 1995 and October 31, 1996 and the period October 31, 1996 through December 31, 1996, there have been no disagreements with Deloitte & Touche LLP, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to its satisfaction, would have caused it to make reference to the subject matter in connection with its report.

     A letter from Deloitte & Touche LLP dated January 15, 1997 addressed to the Commission is filed as an Exhibit to this Report.

     There have been no "reportable events" as such term is defined in Item 304
(a)(1)(v) of Regulation S-K during the two most recent fiscal years and any interim period.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (c) Exhibits.

     16 A copy of the letter dated January 15, 1997, from Deloitte & Touche LLP, addressed to the Securities and Exchange Commission.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  January 15, 1997



                                         THE FUTURE FUND



                                         By: HEINOLD ASSET MANAGEMENT, INC.
                                             General Partner of the Registrant




                                         By:  /s/ Daniel E. Ragen
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                                              Daniel E. Ragen
                                              President